UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 3

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2013

Simon Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21878	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Boulevard, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 251-4660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by Simon Worldwide, Inc. (the “Company”) on March 22, 2013, as amended by Amendment No. 1 thereto filed by the Company on July 15, 2013 and Amendment No. 2 thereto filed by the Company on August 7, 2013, regarding the entry by the Company into the Limited Liability Company Agreement (the “LLC Agreement”) of Three Lions Entertainment, LLC (“Three Lions”). We are filing this Form 8-K/A in response to a request from the Securities and Exchange Commission to revise the exhibits index and the first page of the exhibit to indicate that portions of the LLC Agreement have been omitted pursuant to a confidential treatment request. References in this Form 8-K/A to “we,” “us,” and “our” refer to the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Three Lions LLC Agreement

On March 18, 2013, (the “Effective Date”), Simon Worldwide, Inc. (“the Company”), together with Richard Beckman, Joel Katz and OA3, LLC, a California limited liability company (“OA3”), entered into the Limited Liability Company Agreement (the “LLC Agreement”) of Three Lions Entertainment, LLC (“Three Lions”). A copy of the LLC Agreement (including all of the exhibits thereto) is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

Pursuant to the LLC Agreement, we made an initial capital contribution of $3,150,000 to acquire 600,000 investor membership units, or investor units, representing 60% of the voting power of Three Lions, subject to certain major decisions that require the unanimous approval of either the members of Three Lions or its Executive Board as described in more detail below. The other two initial members of Three Lions, Richard Beckman and Joel Katz, were granted a total of 35,294 investor units in respect of their combined initial capital contributions of $185,294, and a total of 364,706 common units in respect of their establishment of and contributions of property to Three Lions, which investor units and common units represent 40% of the voting power of Three Lions, subject to such unanimous approval provisions.

The 600,000 investor units we acquired in respect of our initial capital contribution currently represent a 60% interest in the economic returns of Three Lions, including the right to receive along with the other holders of investor units, in preference over holders of common units, certain priority distributions of 100% of available proceeds of any sale or liquidation transactions and not less than 75% of available cash from operations, in each case as determined by the Executive Board, until such time as the respective capital contributions made by us and the other members holding investor units have been recouped in full, at which time the holders of common units would be entitled to receive certain catch-up distributions thereafter until aggregate distributions made match the respective pro rata 63.5%/36.5% percentage interest split between the investor units and the common units. An employee incentive equity pool of non-voting units representing approximately 10% of the fully diluted economic interests of Three Lions has also been established in the LLC Agreement, however none of these non-voting units are currently outstanding. Any issuance of such incentive units or other economic participation rights to Three Lions employees could result in a proportionate dilutive reduction in our 60% interest in the economic returns of Three Lions of up to 6% in the aggregate, after the return of our aggregate capital contributions to Three Lions.

Pursuant to the LLC Agreement, we made a second capital contribution to Three Lions in the amount of $1,850,000, and Messrs. Beckman and Katz made additional capital contributions to Three Lions totaling $108,824, in April 2013. We have the option, but are not required, to make a third and final capital contribution to Three Lions of $3,500,000, and Messrs. Beckman and Katz are required to make final capital contributions to Three Lions totaling $205,882. We intend to make this $3,500,000 capital contribution to Three Lions following the closing of the rights offering described in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on May 31, 2013, as it may be amended from time to time, provided that it successfully closes. If we do not make this third capital contribution, OA3, an affiliate of our controlling shareholder Overseas Toys, L.P., a Delaware limited partnership (“Overseas Toys”) is obligated to make a capital contribution of $3,500,000 to Three Lions. OA3 is also obligated under the LLC Agreement to make available to Three Lions, upon the request of its chief executive officer, a revolving loan facility in a principal amount not to exceed $6,000,000 on the terms set forth in the LLC Agreement.

If OA3 makes such contribution, it will acquire a proportionate interest in Three Lions of approximately 247,000 investor units and our interest in Three Lions will be reduced by an equivalent number of investor units as are issued to OA3. Notwithstanding any such reduction in investor units held by us, the LLC Agreement provides that for so long as we and OA3 collectively hold at least 51% of the voting membership units in Three Lions (or 510,000 investor units), we alone will control at least 51% of the voting power of the members of Three Lions, subject to certain major decisions that require the unanimous approval of either the members of Three Lions or its Executive Board. Additionally, the LLC Agreement provides that we have the right to appoint three of the five members of the Executive Board of Three Lions. For so long as we and OA3 collectively hold not less than 75% of the membership units collectively held by us and OA3 following the third capital contribution described above, and we hold not less than 75% of the membership units we held following such third capital contribution, we alone shall continue to be entitled to appoint and remove three of the five members of the Executive Board of Three Lions.

The LLC Agreement provides that the management of Three Lions is vested in an Executive Board (the “Executive Board”), which has the power and authority to manage and direct the business and affairs of Three Lions and full, exclusive and complete control and responsibility for its business activities. The Executive Board acts pursuant to a majority vote of its members, except with respect to certain specified decisions in the LLC Agreement requiring special approval by either all members of the Executive Board or by all members of Three Lions holding investor units or common units. The matters requiring such special approval are:

•	Any action that authorizes, creates or issues any units or new ownership interests in Three Lions or its subsidiaries;

•

Any action that reclassifies any outstanding units in Three Lions into units having rights, preferences, or priority as to distributions senior to or on a parity with the rights, preferences or priority of the investor units or common units;

•

Causing Three Lions to establish any subsidiary or to undertake or engage in any line of business or business activities other than its specified business in the LLC Agreement, defined as the worldwide development, production, ownership, exhibition, conduct, broadcast, distribution and other exploitation of (i) shows and events which are broadcast via television, internet, mobile, digital, or other channels of media or means of communications, (ii) related content or entertainment product, and (iii) all ancillary rights associated with the foregoing activities;

•	Requiring any member to make a capital contribution other than as provided in the LLC Agreement;

•

Increasing or decreasing the authorized number of units or otherwise causing or allowing Three Lions or any of its affiliates or subsidiaries to issue any units or ownership interests to any new investor or owner, other issuance of authorized non-voting employee incentive units or as provided in the LLC Agreement;

•	Entering into or committing to enter into any change of control transaction;

•

Directly or indirectly selling, transferring or otherwise disposing of all or substantially all or any material portion of Three Lions’ or any of its subsidiaries’ business or causing Three Lions or any of its subsidiaries to engage in any joint venture, partnership, merger, consolidation or other similar reorganization transaction;

•	Liquidating or dissolving Three Lions or any of its subsidiaries;

•	Increasing or decreasing the number of members of the Executive Board;

•	Amending Three Lions’ Certificate of Formation or the LLC Agreement;

•	Declaring or making any distribution (other than tax distributions and as provided in the LLC Agreement);

•

Approving or amending the business plan and budget or incurring any financial obligation or commitment that varies by more than fifteen (15%) percent (with respect to any line time or in the aggregate) from those contained or provided under the business plan and budget;

•	Entering into or amending any affiliate transactions or agreements, other than those expressly contemplated by the LLC Agreement;

•

Making or taking any action that exposes any member or holder of interests in Three Lions to any individual liability in its capacity as a member or holder for Three Lions’ conduct and/or obligations or that subjects any such member or holder to any restriction or prohibition with respect to its or his own individual and separate conduct, in each case other than with such member’s or holder’s prior written consent;

•

The filing of any bankruptcy or similar petition or the implementation of any insolvency or creditor protection or similar measures for, in the name or on behalf of Three Lions or any of its affiliates;

•	Making or changing any tax election for Three Lions or its affiliates;

•

Confessing a judgment against Three Lions or any of its affiliates or otherwise taking any action which prevents them from carrying on their ordinary and customary business operations, or taking any position as a producer, agent, manager or booker in connection with any production (whether or not any investment is made);

•

Removing Mr. Beckman as chief executive officer of Three Lions prior to the second anniversary of the execution of the LLC Agreement, but disregarding any vote of Mr. Beckman as a member of the Executive Board with respect to such decision.

The day-to-day management of Three Lions is vested in such executive officers as are designated by the Executive Board from time to time, in each case and at all times under the supervision of the Executive Board. The executive officers have the general powers and duties of management usually vested in the office chief executive officer and chief operating officer of a corporation, and will report to the Executive Board and have such other powers and duties as may be prescribed by the Executive Board or the LLC Agreement. No executive officer may be removed without the prior written consent of the Executive Board. Mr. Beckman serves as the chief executive officer of Three Lions with primary responsibility for day-to-day operations, is the primary liaison to the Executive Board and is responsible for keeping the Executive Board informed as to Three Lions’ status and endeavors including in particular its financial condition and results.

The foregoing description of the LLC Agreement is a summary and is qualified in its entirety by the terms of the LLC Agreement.

In connection with the foregoing, Three Lions entered into an Employment Agreement with Richard Beckman, who will serve as the Chief Executive Officer of Three Lions. Mr. Beckman is guaranteed a salary of $800,000 per year for five years, plus certain bonuses and merit raises, subject to certain termination provisions.

Prior to the negotiation of the Company’s acquisition of an equity interest in Three Lions, none of the Company, Overseas Toys, OA3 or Ronald Burkle had any pre-existing material relationship with Three Lions, Mr. Beckman or Mr. Katz. On April 12, 2013, following the execution of the LLC Agreement, the Company issued a letter of credit in the amount of $0.2 million and with an expiration date of April 15, 2014, to guarantee payments on an office lease obtained by Three Lions. To our knowledge, the only pre-existing material relationship between Messrs. Beckman and Katz prior to their formation of Three Lions is that Mr. Beckman is a long-standing client of Mr. Katz, who is an entertainment law attorney.

Overseas Toys is the direct beneficial owner of 41,763,668 shares of the Company’s common stock, $0.01 par value per share, representing approximately 82.5% of the Company’s outstanding common stock. Multi-Accounts, LLC, a California limited liability company (“Multi-Accounts”) is the general partner of Overseas Toys. OA3 is the managing member of Multi-Accounts. Ronald W. Burkle, an individual, controls OA3.

Three Lions’ Business

Three Lions intends to originate, produce and monetize annual television programming for broadcast on network television, exhibition on basic cable and premium subscription services and associated multi-media events, with a particular emphasis on branded entertainment and special events. Branded entertainment is an entertainment-based vehicle that is funded by advertisers and is complementary to a brands marketing strategy.

Three Lions’ strategy is to not rely solely on TV license fees that typically drive the TV production business. Three Lions expects to derive revenue from sponsorships and marketing partnerships related to its programming that are executed across multiple platforms including television, online, events and print. Sponsorship revenues will be paid in accordance with negotiated contracts, with the identities of partners and the terms of sponsorship changing from time to time.

Three Lions initially intends to produce or co-produce revivals of the Fashion Rocks and Movies Rock events which were produced from 2004 to 2008, and Three Lions has secured subsequent to formation of Three Lions certain intellectual property licenses for the “Fashion Rocks” and “Movies Rock” marks to enable it to produce such events. Three Lions productions will generally be standalone events, and a network may license a specified number of rebroadcasts on the network in the U.S. during a license period. Three Lions is currently in negotiations with a network to enter into a broadcast agreement for its first two television productions using the Fashion Rocks and Movies Rock brands, and with an executive producer to enter into a production agreement for such productions, which Three Lions plans to produce in 2014. Remaining distribution rights, including international and/or off-network syndication rights, are generally anticipated to be retained by Three Lions or, in the case of co-productions, shared with the co-producer for U.S. or international markets.

The network license fee for a special event, when applicable, is normally lower than the costs of producing the event; however, Three Lions’ objective is to recoup its costs and earn a profit through sponsorship revenue and international and domestic syndication. Three Lions is currently in the process of negotiating potential sponsorship agreements with several major companies. Three Lions may also distribute syndicated and other programming internationally or enter into agreements for digital streaming of its programming in the U.S. and certain other countries. Three Lions has not yet entered into any of the aforementioned broadcast, production, distribution, sponsorship or digital streaming agreements, or into any of the venue, print partnership or host city agreements that are also under consideration by Three Lions with respect to its planned productions, and there can be no assurance that Three Lions will succeed in its efforts to enter into such agreements.

As of July 12, 2013, Three Lions has thirteen employees, all of whom are full-time employees. In May 2013, Three Lions entered into a lease agreement for approximately 4,000 square feet of office space located at 150 East 52nd Street, Suite 32002, New York, NY 10022. The lease has a term of 5 years and 4 months and a total lease payment obligation of $1.3 million over the course of such term.

At present, Three Lions’ material assets consist of its licenses to the Fashion Rocks and Movies Rock marks and the approximately $3.15 million in cash held by it as of June 30, 2013. Three Lions’ cash on hand is comprised of the approximately $5.29 million in capital contributions made by its members to date, less transaction costs, operating expenses and trademark license royalty advances. Three Lions’ material liabilities consist of the trademark license royalty payments, lease payment obligations and employee overhead costs. Three Lions is currently in the process of negotiating a revolving credit facility of approximately $6 million with a third party lender, but there can be no assurance that Three Lions will be able to secure such a facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Limited Liability Company Agreement of Three Lions Entertainment, LLC, dated March 18, 2013.*+

*	In reviewing the attached LLC Agreement and the exhibits attached thereto, please note that they are included to provide you with information regarding their respective terms and are not intended to provide any other factual or disclosure information about the Company, Three Lions or any of the other parties to the LLC Agreement or any agreement or document attached thereto. The LLC Agreement and certain of the exhibits attached thereto contain representations and warranties by one or more of the parties to the LLC Agreement or to any of the attached exhibits thereto. These representations and warranties have been made solely for the benefit of the parties to the LLC Agreement or the applicable exhibit thereto and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the LLC Agreement or the applicable exhibit thereto, which disclosures are not necessarily reflected in the LLC Agreement or such exhibit;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•

were made only as of the date of the LLC Agreement or the applicable exhibit thereto, or such other date or dates as may be specified in the LLC Agreement or such exhibit, and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made, the date hereof or at any other time. In addition, the LLC Agreement and exhibits were not prepared with a view to public disclosure, and certain of the exhibits were prepared solely for internal use by the Company and Three Lions. We undertake no obligation to update or revise for any reason any statements made in any of the exhibits to the LLC Agreement, whether as a result of new information, future events or developments, changed circumstances or otherwise. Additional information about the Company may be found elsewhere in the Company’s offering documents filed in connection with the rights offering in respect of the Company’s common stock and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

+	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON WORLDWIDE, INC.

August 23, 2013	/s/ Anthony M. Espiritu
Name: Anthony M. Espiritu
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Limited Liability Company Agreement of Three Lions Entertainment, LLC, dated March 18, 2013.*+

*	In reviewing the attached LLC Agreement and the exhibits attached thereto, please note that they are included to provide you with information regarding their respective terms and are not intended to provide any other factual or disclosure information about the Company, Three Lions or any of the other parties to the LLC Agreement or any agreement or document attached thereto. The LLC Agreement and certain of the exhibits attached thereto contain representations and warranties by one or more of the parties to the LLC Agreement or to any of the attached exhibits thereto. These representations and warranties have been made solely for the benefit of the parties to the LLC Agreement or the applicable exhibit thereto and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the LLC Agreement or the applicable exhibit thereto, which disclosures are not necessarily reflected in the LLC Agreement or such exhibit;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•

were made only as of the date of the LLC Agreement or the applicable exhibit thereto, or such other date or dates as may be specified in the LLC Agreement or such exhibit, and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made, the date hereof or at any other time. In addition, the LLC Agreement and exhibits were not prepared with a view to public disclosure, and certain of the exhibits were prepared solely for internal use by the Company and Three Lions. We undertake no obligation to update or revise for any reason any statements made in any of the exhibits to the LLC Agreement, whether as a result of new information, future events or developments, changed circumstances or otherwise. Additional information about the Company may be found elsewhere in the Company’s offering documents filed in connection with the rights offering in respect of the Company’s common stock and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

+	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.